Speedemissions, Inc.

FIRST AMENDMENT
TO SECURED PROMISSORY NOTE

This First Amendment to Secured Promissory Note is entered into effective this 30th day of December, 2003 by and between Speedemissions, Inc., a Florida corporation (the “Company”), and The Lebrecht Group, APLC, as escrow agent for V2R, Inc., or assigns (the “Holder”).

RECITALS

WHEREAS, the Company is the obligor under that certain Secured Promissory Note dated June 16, 2003 in the original principal amount of $125,000 (the “Note”);

WHEREAS, in accordance with the terms of the Note, the principal and any unpaid accrued interest thereon is due and payable on or before 5:00 p.m., Eastern Standard Time, on the earlier to occur of (unless such payment date is accelerated as provided in Section 3 thereof): (i) the closing of a round of equity or debt financing by SKTF (following the acquisition of the Company by SKTF) or the Company in an amount equal to $1,500,000 or more, in which event the entire principal and any unpaid accrued interest shall be due at the closing of said financing, (ii) beginning ninety (90) days after the effectiveness of a registration statement, assuming said effectiveness occurs prior to December 30, 2003 (the “Registration Effective Date”) on Form S-1, SB-2, S-3, or similar form, for the purpose of an offering by SKTF (following the acquisition of the Company by SKTF), in any amount, in which event the principal and any accrued interest shall be due and payable in three (3) equal installments at ninety (90), one hundred fifty (150), and two hundred ten (210) days following the Registration Effective Date, or (iii) in the event the Company and/or SKTF is unable to raise at least $1,500,000 in equity or debt capital by December 30, 2003, then in three equal installments of principal and any accrued interest at January 1, 2004, April 1, 2004, and June 1, 2004.

WHEREAS, the Company and the Holder have mutually agreed to extend the due dates set forth in option (iii) above as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.   The due dates set forth in option (iii) as outlined in the Recitals are hereby extended to three equal installments of principal and any accrued interest at March 1, 2004, May 1, 2004, and July 1, 2004.

2.   Interest shall accrue beginning January 1, 2004 as set forth in the Note.

3.   The obligations of the Company set forth in options (i) and (ii) as outlined in the Recitals shall remain in full force and effect.

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4.   As consideration for the extension of due dates set forth herein, the Company shall issue five thousand (5,000) shares of its common stock, restricted in accordance with Rule 144, to Holder.

5.   Other than as set forth herein, the terms and conditions of the Note shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

Speedemissions, Inc.,	The Lebrecht Group, APLC,
a Florida corporation	a California Professional Law Corporation,
as escrow agent for V2R, Inc.

/s/ Richard A. Parlontieri	/s/ Brian A. Lebrecht, Esq.

By: Richard A. Parlontieri	By: Brian A. Lebrecht, Esq.
Its: President	Its: President

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